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                                                                 Exhibit 10.9(f)

                             FIFTH AMENDMENT TO THE
                     AMENDED AND RESTATED CREDIT AGREEMENT

               FIFTH AMENDMENT dated as of July 27, 2001 (this "Amendment") with respect to the Amended and Restated Credit Agreement dated as of March 10, 1999 (as amended, the "Credit Agreement") by and among Applied Graphics Technologies, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and Fleet National Bank (formerly known as BankBoston, N.A.), as agent (the "Administrative Agent").

                              W I T N E S S E T H:

               WHEREAS, pursuant to the Credit Agreement, the Lenders have made Advances and other financial accommodations to the Borrower which remain outstanding; and

               WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so, but only on the terms and conditions set forth herein;

               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

               Section 1.1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement and the following terms shall have the following meanings:

               "Amendment Fee" has the meaning specified in Section 6.2(b).

               "Business Plan" has the meaning specified in Section 3.1(j).

               "Cash on Hand" means, at any date of determination, the aggregate collected cash balances on deposit in the Included Accounts.

               "Documentation Benchmark" means the execution and delivery by the Borrower and a bona fide third party of one or more definitive agreements (e.g., a merger agreement, a purchase and sale agreement or other similar agreement) in respect of the Type A Capital Event or the Type B Capital Event, as applicable.

               "Effective Date" means the first date on which the conditions precedent specified in Article IV of this Amendment shall have been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof.

               "Employee and Tax-Related Accounts" means the Borrower's and each of its Subsidiaries' payroll accounts, medical accounts, insurance accounts, payroll tax accounts, and income tax accounts.


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               "Excluded Accounts" means (a) Employee and Tax-Related Accounts, but only to the extent that (i) funds held in such accounts do not exceed the amount of the next required payroll, medical, insurance or tax payment for the Borrower or any of its Subsidiaries, as appropriate,
        (ii) funds are not held in payroll accounts more than three days in advance of the relevant payroll date and (iii) funds are not held in Employee and Tax-Related Accounts (other than payroll accounts) more than one week in advance of the date that payment is required by the relevant payee, (b) the Ispot Partnership Account, but only to the extent that activity in such account complies with the provisions of
        Section 3.1(b), and (c) the accounts of Applied Graphics Technologies
        (UK) Limited, Wace Group Limited and any of their Subsidiaries organized under the laws of the United Kingdom or Australia, but only to the extent that funds held in such accounts do not exceed a collected cash balance on any calculation day of more than GBP 1,500,000 in the United Kingdom and AUD 250,000 in Australia.

               "Financial Advisor" has the meaning specified in Section 3.1(f).

               "Foreign Collateral Documents" has the meaning specified in
        Section 3.1(g).

               "Included Account" means any account included in "cash equivalents" on the balance sheets of the Borrower or any of its Subsidiaries maintained at any bank or other financial institution that is a depository account within the Borrower's cash management system, except for Excluded Accounts.

               "Investment Bankers" has the meaning specified in Section 3.1(f).

                "Ispot Partnership Account" means Account No. 9399234220 maintained at Fleet.

               "Ispot Partnership" means the alliance among the Borrower, Gerald & Cullen Rapp, Inc. and Showcase-Online LLC, originally created pursuant to that certain Agreement for Internet Services, dated July 19, 1996, as subsequently modified.

               "Mortgage Instruments" has the meaning specified in Section
        3.1(g).

               "2001 Forecast" means the forecast of the Borrower dated June 25, 2001, and delivered to the Administrative Agent pursuant to Section 4.1(d).

               "Warrants" means warrants to purchase the common stock of the Borrower, as more fully described in Section 6.3, and substantially in the form of Exhibit E hereto.

                                   ARTICLE II
                                   AMENDMENTS

               Section 2.1. Amendments to Section 1.1 (Definitions).

                       (a) Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the definitions of "Applicable Margin", "DPG Sale", "EBITDA", "Excess Cash Flow", "Revolving Credit Advance", "Revolving Credit Lender", "Revolving Credit Commitments", "Revolving Credit Termination Date", and (ii) inserting the following definitions in their proper alphabetical order:





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               "APPLICABLE MARGIN" means, at any date of determination thereof:

                       (i) With respect to Revolving Credit Advances and Term Loan A Advances, 3.75% for Eurodollar Rate Advances and 2.50% for Prime Rate Advances;

                       (ii) With respect to Term Loan B Advances, 4.25% for Eurodollar Rate Advances and 3.00% for Prime Rate Advances; and

                       (iii) With respect to Term Loan C Advances, 4.50% for Eurodollar Rate Advances and 3.25% for Prime Rate Advances.

        Notwithstanding the foregoing, in the event that (a) the Borrower fails to consummate the Type A Capital Event on or before December 31, 2001, the Applicable Margin with respect to each Facility shall be increased by 1% over the margin for each such Facility set forth above for the period beginning January 1, 2002 through the date of the consummation of the Type A Capital Event, and (b) the Borrower fails to consummate the Type B Capital Event on or before April 30, 2002, the Applicable Margin with respect to each Facility shall be increased by 1% over the margin then in effect for each such Facility for the period beginning May 1, 2002 through the date of the consummation of the Type B Capital Event.

               "AMENDMENT PERIOD REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(a)(ii).

               "AMENDMENT PERIOD REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I as such Lender's Amendment Period Revolving Credit Commitment, or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Amendment Period Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05. The aggregate amount of the Lenders' Amendment Period Revolving Credit Commitment is $30,000,000.

               "BORROWING BASE" means, at any date of determination, (i) 80% of the aggregate amount of Eligible Receivables on such date, less (ii) 80% of the then-current Offset Amount, less (iii) reasonable reserves established by the Administrative Agent from time to time.

               "BORROWING BASE CERTIFICATE" means a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit B to the Fifth Amendment.

               "CAPPED REVOLVER PERIOD" has the meaning specified in Section 2.01(a)(iii).

               "DEFERRED AMOUNTS" has the meaning specified in Section 2.04(b)(iv).

               "DPG SALE" means the sale by the Borrower and Devon Group, Inc. of all the capital stock or substantially all of the assets of Portal Publications, Ltd. and its Subsidiaries to a bona fide third party.

               "EBITDA" means, for any period, the sum, determined on a Consolidated basis without duplication, of (A) net income (or net loss) from continued and discontinued operations, plus, (B) to the extent deducted (or added) in determining net income for such period: (i) preferred dividends or charges for minority interest, (ii) provision for taxes (or minus tax benefit), (iii) net interest expense,



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        (iv) losses on the disposal of assets (or minus gains on the disposal of assets), (v) restructuring charges including the cost of implementing "Phase III" (including any severance or other costs incurred for such plans that are not included as part of "restructuring charges" in accordance with GAAP) (add-backs under this clause (v) or other add-backs made to calculate EBITDA shall not include any allocation of departmental expenses or charges from the Borrower or its Subsidiaries),
        (vi) fees and expenses associated with the Fifth Amendment, (vii) fees and expenses of non-employee professionals engaged by the Borrower, in connection with the Borrower's restructuring, and the Administrative Agent on an ongoing basis, including, without limitation, fees and expenses associated with clauses (v) and (vi) above, (viii) non-operating expense (or minus non-operating income) properly excluded from "operating income" in accordance with GAAP, and separately reported in filings under the U.S. Securities Exchange Act of 1934 as "Other income (expense) - net", (ix) depreciation expense, (x) amortization expense, (xi) non-cash expenses related to the granting of stock options, asset impairments and other permanent non-cash charges, (xii) extraordinary items, including extinguishment of debt, and (xiii) cumulative effect of change in accounting principles.

               "EFFECTIVE DATE" has the meaning specified in the Fifth
        Amendment.

               "ELIGIBLE RECEIVABLES" means, at any date of determination, the aggregate amount of all Receivables payable to the Borrower or any of its Domestic Subsidiaries, other than the following (in each case without duplication):

               (a) accounts owing from account debtors located outside of the United States;

               (b) accounts that are not assignable or for which a first priority security interest in such account in favor of the Administrative Agent for the benefit of the Lenders has not been obtained and fully perfected;

               (c) accounts subject to any Lien, other than (i) Liens in favor of the Administrative Agent for benefit of the Lenders and (ii) such other Liens described in clause (i) of the definition of Permitted Liens;

               (d) accounts that do not constitute a legal, valid and binding irrevocable payment obligation of the account debtor to pay the balance thereof in accordance with its terms or is subject to any asserted or contractual defense, setoff, recoupment or counterclaim;

               (e) accounts of the Borrower's Publishing Division (e.g., Portal Publications Ltd. and its Subsidiaries);

               (f)     accounts of the Borrower's Broadcast Division;

               (g) accounts for which the account debtor has not been sent an invoice;

               (h)     accounts more than 90 days from invoice date;

               (i)     [Intentionally Omitted];

               (j) accounts from any account debtor which has filed a petition for relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the United States Bankruptcy Code (or similar action under any




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        successor law or under any comparable law), called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, or, to the knowledge of the Borrower or any of its Subsidiaries, is otherwise winding up its affairs or has become insolvent; provided, however, that Eligible Accounts shall include accounts from any account debtor that either (A) relate to periods following the filing of a petition for relief under the United States Bankruptcy Code with respect to such account debtor (except accounts from any account debtor whose case is converted post-petition to a case under Chapter 7 of the United States Bankruptcy Code pursuant to Section 706 thereof) or (B) the payment of which has been approved by final order of a United States Bankruptcy Court;

               (k) accounts that have been placed with an attorney or other third party for collection;

               (l) accounts from affiliates or Subsidiaries of the Borrower or any of its Subsidiaries (except, for purposes of this clause (l) only, accounts from U.S. News & World Report, L.P., Daily News, L.P. and Applied Printing Technologies, L.P.; provided, however, accounts from such affiliates shall be reduced to the extent that the Borrower or any of its Domestic Subsidiaries are liable for goods sold or services rendered by such affiliates);

               (m) accounts from employees or directors of the Borrower or any of its Subsidiaries;

               (n) accounts from any account debtor from whom 30% or more of the account balance is past 90 days from invoice date before giving effect to credit-related charge-offs (i.e., excluding normal documented credit memos or discounts issued in the ordinary course of business) made during the period 60 days ending on the date of determination; and

               (o) accounts with respect to which the Borrower or any of its Subsidiaries have not complied with all material requirements of law applicable to such account or affecting the collectability of such account.

               "EXISTING REVOLVING CREDIT ADVANCE" has the meaning specified in
        Section 2.01(a)(i).

               "EXISTING REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I as such Lender's Existing Credit Commitment, or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Existing Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05. The aggregate amount of the Lenders' Existing Revolving Credit Commitment is $51,000,000.

               "EXCESS CASH FLOW" means, for any period, the difference (if positive) between (a) EBITDA and (b) Fixed Charges.

               "FIFTH AMENDMENT" means the Fifth Amendment to the Amended and Restated Credit Agreement, dated as of July 27, 2001.

               "FIXED CHARGES" means, for any period, the sum, determined on a Consolidated basis without duplication, of (i) cash interest paid or due but unpaid by the Borrower and its Subsidiaries on all Debt, (ii) scheduled payments of principal amounts paid by the Borrower and its Subsidiaries on all Debt, including Capitalized Leases, (iii) cash Capital Expenditures made by the Borrower and



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        its Subsidiaries, and (iv) the aggregate amount of federal, state, local and foreign income taxes paid by the Borrower and its Subsidiaries.

               "INTELLECTUAL PROPERTY" has the meaning specified in Section 4.01(v).

               "MONTHLY COVENANT" has the meaning specified in Section 2.01(a)(iii).

               "OFFSET AMOUNT" means the greater of (i) $250,000 or (ii) the then-current Reset Amount.

               "PHASE III REPORT" has the meaning specified in Section 3.1(i) of the Fifth Amendment.

               "REAL PROPERTY" has the meaning specified in Section 4.01(z).

               "RESET AMOUNT" means, at any date of determination, an amount equal to (i) 1.5 multiplied by (ii) an amount equal to the lesser of, with respect to each account debtor, (x) the aggregate amount of Receivables payable to the Borrower or any of its Domestic Subsidiaries from account debtors (other than U.S. News & World Report, L.P., Daily News, L.P. and Applied Printing Technologies, L.P.) to which the Borrower or any of its Domestic Subsidiaries are liable for goods sold or services rendered by such account debtors or (y) the aggregate amount for which the Borrower or any of its Domestic Subsidiaries are liable to such account debtors.

               "REVOLVING CREDIT ADVANCES" means each Existing Revolving Credit Advance and each Amendment Period Revolving Credit Advance.

               "REVOLVING CREDIT LENDER" means any Lender that has an Existing Revolving Credit Commitment and an Amendment Period Revolving Credit Commitment.

               "REVOLVING CREDIT COMMITMENTS" means, with respect to any Revolving Credit Lender, at any time, such Lender's Existing Revolving Credit Commitment and Amendment Period Revolving Credit Commitment.

               "REVOLVING CREDIT TERMINATION DATE" means the earlier of (i) January 15, 2003 and (ii) the Termination Date.

               "TYPE A CAPITAL EVENT" means (i) any issuance or sale of equity securities or junior debt securities or instruments, (ii) any Asset Disposition or (iii) any combination of events identified in clauses (i) and (ii) above, in any case, on terms and conditions satisfactory to the Administrative Agent and the Required Lenders, that shall result in a payment in cash to the Lenders in an amount not less than $35,000,000.

               "TYPE B CAPITAL EVENT" means (i) any issuance or sale of equity securities or junior debt securities or instruments, (ii) any Asset Disposition, or (iii) any combination of events identified in clauses
        (i) and (ii) above, in any case, on terms and conditions satisfactory to the Administrative Agent and the Required Lenders, that shall result in a payment in cash to the Lenders in an amount not less than $15,000,000, provided, that if a Type A Capital Event results in a payment in cash to the Lenders in excess of $45,000,000, then such amount in excess of $45,000,000 shall be deemed to arise from a Type B Capital Event.



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                       (b)     The definition of "Capital Expenditures"
contained in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the word "improvements" therein the following:

        "and including, without limitation, purchased software".

                       (c) The definition of "Interest Expense" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (iv) of said definition in its entirety and inserting in lieu thereof the following:

        "(iv) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, receivable in connection with Hedge Agreements (but excluding, for the purposes of calculating the financial covenants contained in Sections 5.04(b) and (c) only, permanent non-cash charges and non-cash credits associated in each case with changes, during, and as of the end of, such period, in the fair value of such Hedge Agreements) and".

                       (d)     The definition of "Interest Period" contained in
Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to "one, two, three or six months" in the second sentence thereof with "one or two months".

               Section 2.2. Amendment to Section 2.01 (The Advances). Section
2.01 of the Credit Agreement is hereby amended by deleting Section 2.01(a) in its entirety and inserting in lieu thereof the following:

        "      (a)     THE REVOLVING CREDIT ADVANCES.

                       (i) Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each an "EXISTING REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Initial Funding Date until the Revolving Credit Termination Date; provided, however, that no Lender shall make any Existing Revolving Credit Advance if, after giving effect thereto, such Lender's then outstanding Existing Revolving Credit Advances would exceed such Lender's Existing Revolving Credit Commitment; provided, further, that no Lender shall make any Existing Revolving Credit Advance until such time as the aggregate amount of outstanding Amendment Period Revolving Credit Advances has been reduced to $0. The aggregate amount of Existing Revolving Credit Advances on the Effective Date shall be no greater than $51,000,000.

                       (ii) Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each an "AMENDMENT PERIOD REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Initial Funding Date until the Revolving Credit Termination Date; provided, however, that no Lender shall make any Amendment Period Revolving Credit Advance if, after giving effect thereto, (A) the aggregate total of all outstanding Amendment Period Revolving Credit Advances would exceed the Borrowing Base then in effect, (B) such Lender's then outstanding Amendment Period Revolving Credit Advances would exceed such Lender's Amendment Period Revolving Credit Commitment or (C) the aggregate amount of outstanding Existing Revolving Credit Advances shall be less than the aggregate Existing Revolving Credit Commitment.

                       (iii) Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances




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        or outstanding Letter of Credit Advances) and shall consist of Revolving
        Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Subject to clauses (i) and (ii) above, the Borrower may borrow, repay and reborrow Revolving Credit Advances; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, in the event that the Borrower fails to comply with the Minimum Consolidated EBITDA covenant set forth in Section 5.04(e) as at the last day of any month other than March, June, September or December (a "MONTHLY COVENANT"), no Lender shall be required to make, and the Borrower shall not be permitted to borrow, any Revolving Credit Advance until such time as (A) the Borrower shall be in compliance with all financial covenants (including the most recent Monthly Covenant) set forth in Sections 5.04
        (a) through (e) and (B) all other conditions to borrowing set forth in
        Section 3.03 shall have been satisfied; provided, however, that, notwithstanding the foregoing, during any period for which the Borrower is in breach of a Monthly Covenant but no Default or Event of Default shall then exist (the "CAPPED REVOLVER PERIOD"), the Borrower shall be permitted to repay and reborrow Revolving Credit Advances so long as the aggregate amount of Revolving Credit Advances outstanding at any time during such Capped Revolver Period shall not exceed the lesser of (x) the aggregate amount of Revolving Credit Advances outstanding as at the time of the reporting of the breach of such Monthly Covenant and (y) the average daily Revolving Credit Advances outstanding during the month immediately preceding the month during which the breach of such Monthly Covenant is reported."

               Section 2.3. Amendment to Section 2.02 (Making the Advances).
Section 2.02(a) of the Credit Agreement is hereby amended by inserting the following proviso immediately before the period at the end of the second sentence thereof:

        "; provided, however, that no such Notice of Borrowing will be deemed effective until receipt by the Administrative Agent of the most recent Borrowing Base Certificate required to be delivered pursuant to Section 5.03(q)."

               Section 2.4. Amendment to Section 2.04 (Repayment of Advances).
Section 2.04(b) of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 2.04(b)(iv):

        "              (iv)    Notwithstanding anything to the contrary
        contained in clauses (i) through (iii) of this Section 2.04(b), the principal payments on the Term Loan Advances due on July 1, 2001, October 1, 2001, January 1, 2002 and April 1, 2002 shall be deferred and shall be payable as provided in this clause (iv) (as such principal payments become due and are actually deferred, the "Deferred Amounts"). The Deferred Amounts (except to the extent otherwise paid or deemed paid from the Type A Capital Event, the Type B Capital Event or Excess Cash
        Flow) in an aggregate amount up to $10,000,000 shall be amortized on a monthly basis, commencing July 1, 2002, and payable in monthly amounts equal to the lesser of (i) $277,778 or (ii) 1/36 of the aggregate amount of such Deferred Amounts. Any Deferred Amounts in excess of $10,000,000 shall be due and payable on January 15, 2003."

               Section 2.5. Amendment to Section 2.06 (Prepayments and Repayments). Section 2.06 of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 2.06(f):

        "      (f)     BORROWING BASE. The Borrower shall from time to time
        prepay the Amendment Period Revolving Credit Advances in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Amendment Period Revolving Credit Advances shall not exceed the Borrowing Base then in effect."



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

               Section 2.6. Amendment to Section 2.07 (Interest). Section 2.07 of the Credit Agreement is hereby amended by deleting Section 2.07(a)(ii) in its entirety and inserting in lieu thereof the following:

        "              (ii)    EURODOLLAR RATE ADVANCES. During such periods as
        such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period."

               Section 2.7. Amendment to Section 4.01(f). Section 4.01(f) of the Credit Agreement is hereby amended by deleting the last reference to "September 30, 1998" therein and inserting in lieu thereof a reference to "June 30, 2001".

        Section 2.8. Amendment to Section 4.01(s). Section 4.01(s) is hereby amended by deleting said Section 4.01(s) in its entirety and inserting in lieu thereof the following:

        "[Intentionally Omitted]".

               Section 2.9. Amendment to Section 4.01(v). Section 4.01(v) of the Credit Agreement is hereby amended by deleting said Section 4.01(v) in its entirety and inserting in lieu thereof the following:

        "      (v)     Neither the Borrower nor any of its Subsidiaries owns any
        intellectual property material to its business other than as set forth in Schedule 2 to the Fifth Amendment (the "INTELLECTUAL PROPERTY"). With respect to any Intellectual Property, the loss, impairment or infringement of which might have a Material Adverse Effect:

                       (i) such Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                       (ii) to the best of the Borrower's knowledge, such Intellectual Property is valid and enforceable;

                       (iii) the Borrower and its Subsidiaries have made all necessary filings and recordations with the appropriate recordation office to protect their respective interests in such Intellectual Property, including without limitation, recordations of all such interests in the intellectual property in the United States Patent and Trademark Office; and

                       (iv) to the best of the Borrower's knowledge, the Borrower and its Subsidiaries are the exclusive owners of the entire and unencumbered right, title and interest in and to such Intellectual Property (except for Liens created under the Loan Documents) and, to the best of the Borrower's knowledge, no claim has been made that the use of such intellectual property does or may violate the asserted rights of any third party, except as set forth on Schedule 2."

               Section 2.10. Amendment to Section 4.01 (Representations and Warranties). Section 4.01 is hereby amended by inserting at the end thereof the following new Sections 4.01(z) and (aa):

        "      (z)     Neither the Borrower nor any of its Subsidiaries owns any
        real property in fee other than as set forth in Schedule 1 to the Fifth Amendment (the "REAL PROPERTY"). The Borrower and each of its Subsidiaries own all of the Real Property, free and clear of all Liens other than the Liens permitted pursuant to Section 5.02(b).



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

               (aa) Except as heretofore disclosed to the Administrative Agent, none of Gallions Estates Ltd., Wace UK Holdings Limited, Wace Corporate Packaging Limited, Wace (Wiltshire) Ltd. or Wace Group Services Limited own, directly or indirectly, any assets or other property or conduct any business, and shall not after the Effective Date of the Fifth Amendment, own, directly or indirectly, any assets or other property or conduct any business.".

               Section 2.11. Amendment to Section 5.02(b) (Debt). Section 5.02(b) is hereby amended by:

               (a)     inserting immediately before the first semi-colon in
Section 5.02(b)(iii)(E), and immediately after the word "Businesses" in Section 5.02(b)(iii)(G) the following:

        "outstanding on the Effective Date of the Fifth Amendment";

               (b) deleting Section 5.02(b)(iii)(H) in its entirety and inserting in lieu thereof the following:

        "[Intentionally Omitted]"; and

               (c) inserting immediately at the end of Sections 5.02(b) the following:

        "Notwithstanding anything to the contrary set forth in this Section 5.02(b), in the event that Debt incurred pursuant to Sections 5.02(b)(iii)(A) and (B) following the Effective Date of the Fifth Amendment exceeds $2,500,000, then the Amendment Period Revolving Credit Commitment shall be deemed to be permanently reduced by an amount equal to 50% of the amount of such excess.".

               Section 2.12. Amendment to Section 5.02(d) (Fundamental Changes). Section 5.02(d) is hereby amended by inserting immediately before the period in Section 5.02(d)(iii) the following:

        "prior to the Effective Date of the Fifth Amendment".

               Section 2.13. Amendment to Section 5.02(e) (Sales, Etc., of Assets). Section 5.02(e) is hereby amended by:

               (a) deleting Section 5.02(e)(iv) in its entirety and inserting in lieu thereof the following:

        "      (iv)    (x) prior to the Effective Date of the Fifth Amendment,
        any sales, leases, licenses, transfers or other dispositions of intellectual property in the ordinary course of business, (y) on or after the Effective Date of the Fifth Amendment, leases or licenses of intellectual property in the ordinary course of business; provided, that such leases or licenses could not be reasonably expected to have a Material Adverse Effect and (z) notwithstanding anything to the contrary set forth in clause (y) above, sales of intellectual property in connection with the DPG Sale;" and

               (b) deleting Section 5.02(e)(v) in its entirety and inserting in lieu thereof the following:

        "      (v)     (x) prior to the Effective Date of the Fifth Amendment,
        any sales of properties resulting from the Transaction or any sale of real property, (y) on or after the Effective Date of the Fifth Amendment, any individual sale or series of related sales of real property to a bona fide third party in an amount up to $2,000,000; provided, however, (A) each such sale shall be for not less than fair market value as evidenced by a broker's letter as to value and (B) the aggregate amount of such sales shall not exceed $10,000,000 and (z) notwithstanding anything to the contrary set forth in clause (y) above, sales of real property in connection with the DPG Sale;".

               Section 2.14. Amendment to Section 5.02(f) (Investments in Other Persons). Section 5.02(f) is hereby amended by deleting Sections 5.02(f)(ix) and
(xi) in their entirety.

               Section 2.15. Amendment to Section 5.02(g) (Dividends). Section 5.02(g) is hereby amended by inserting immediately before the period in Section 5.02(g)(iv) the following:

        "prior to the Effective Date of the Fifth Amendment".

               Section 2.16. Amendment to Section 5.02(q) (Issuance of Stock).
Section 5.02(q) is hereby amended by deleting the word "and" at the end of
Section 5.02(q)(F), replacing the period at the end of Section 5.02(q)(G) with "; and" and inserting at the end of Section 5.02(q) the following new Section 5.02(q)(H):

        "                      (H) subject to the provisions of the Fifth
        Amendment, the Warrants (as defined therein) and any stock issued pursuant to the Warrants.".

               Section 2.17. Amendment to Section 5.02(p) (Capital Expenditures). Section 5.02(p) of the Credit Agreement is hereby amended by deleting said Section 5.02(p) in its entirety and inserting in lieu thereof the following:

        "      (p)     CAPITAL EXPENDITURES. Make or commit to make, or permit
        any of its Subsidiaries to make or commit to make, any Capital Expenditures except that the Borrower and its Subsidiaries shall be permitted to make or commit to make Capital Expenditures (i) during the period beginning July 1, 2001 through December 31, 2001 in an aggregate amount up to $8,500,000 and (ii) during fiscal year 2002 in an aggregate amount up to $14,600,000; provided, however, amounts in an aggregate amount up to $2,500,000 permitted to be expended in the period identified in clause (i) that are not expended in such period shall be permitted to be expended during fiscal year 2002."

               Section 2.18. Amendment to Section 5.03(b) (Monthly Financials).
Section 5.03(b) of the Credit Agreement is hereby amended by deleting said
Section 5.03(b) in its entirety and inserting in lieu thereof the following:

        "      (b)     PERIODIC REPORTING. On or before:


                       (i) the first and third Tuesday of each month, a sixteen week rolling cash flow forecast which shall detail all sources and uses of cash on a weekly basis and shall report any variances from the prior report, and which, to the extent necessary, shall be reforecast in its entirety as of the end of each month (including a variance analysis with respect to such reforecast);

                       (ii) the tenth Business Day of each month (or, in the case of July 2001 and August 2001, the fifteenth Business Day), a "Financial Statement Highlights" indicating revenue, gross profit and operating income for each operating division and on a consolidated basis for the preceding month, and year to date, in each case compared to (A) the 2001 Forecast (as defined in the Fifth Amendment), for each month ending during the period from the Effective Date through December 31, 2001, and (B) the Business Plan (as defined in the Fifth Amendment) for each month ending after December 31, 2001; and

                       (iii) the last Business Day of each month, (A) consolidating and consolidated financial statements of the Borrower for the preceding month and year to date, (B) an accounts receivable aging summary of the Borrower and its major Subsidiaries reconciled to the consolidated balance sheet, and (C) an accounts payable summary of the Borrower and its major Subsidiaries reconciled to the consolidated balance sheet, in each case, in form and substance satisfactory to the Administrative Agent and the Lenders;

        all of the foregoing to be in reasonable detail and, with respect to clause (iii) above, duly certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments and quarter-end review adjustments and the absence of footnotes).".

               Section 2.19. Amendment to Section 5.03 (Reporting Requirements).
Section 5.03 is hereby amended by inserting at the end thereof the following new Sections 5.03(q) and (r):

        "      (q)     BORROWING BASE CERTIFICATE.  On or before Wednesday of
        each week, a Borrowing Base Certificate detailing the Borrowing Base as of Friday of the preceding week.

               (r) RESET AMOUNT CERTIFICATE. On or before the 10th Business Day following the end of each fiscal quarter, a certificate of a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, detailing the Reset Amount as of the last day of the preceding fiscal quarter.".

               Section 2.20. Amendment to Section 5.04(a) (Consolidated Total Funded Debt to EBITDA Ratio). Section 5.04(a) of the Credit Agreement is hereby amended by deleting said Section 5.04(a) in its entirety and inserting in lieu thereof the following:

        "      (a)     CONSOLIDATED TOTAL FUNDED DEBT TO EBITDA RATIO. Maintain
        a ratio of (i) Total Funded Debt to (ii) EBITDA as at the last day of each fiscal quarter of the Borrower of not more than the ratios set forth below (calculated on the basis of (x) annualized amounts, cumulatively from and including the fiscal quarter beginning April 1, 2001, in the case of any fiscal quarter ending on or before December 31, 2001, and (y) the cumulative aggregate amounts for the immediately preceding four full fiscal quarters, in the case of any fiscal quarter ending after December 2001):

               Period Ending In:                          Ratio:
               ----------------                           -----

               September 2001                             9.14:1.00
               December 2001                              7.82:1.00
               March 2002                                 7.88:1.00
               June 2002                                  8.33:1.00
               September 2002                             9.05:1.00
               December 2002                              8.62:1.00".

               Section 2.21. Amendment to Section 5.04(b) (Consolidated Senior Debt to EBITDA Ratio). Section 5.04(b) of the Credit Agreement is hereby amended by deleting said Section 5.04(b) in its entirety and inserting in lieu thereof the following:

        "      (b)     ADJUSTED INTEREST COVERAGE RATIO. Maintain a ratio of (i)
        EBITDA to (ii) Interest Expense plus Capital Expenditures as at the last day of each fiscal quarter of the Borrower of not less than the ratios set forth below (calculated on the basis of cumulative aggregate amounts
        (x) for the period from April 1, 2001 to the last day of such fiscal quarter, in the case of any fiscal quarter ending on or before December 31, 2001, and (y) for the immediately preceding four full fiscal quarters, in the case of any fiscal quarter ending after December 2001):

               Period Ending In:                          Ratio:
               ----------------                           -----

               September 2001                             0.69:1.00
               December 2001                              0.67:1.00
               March 2002                                 0.65:1.00
               June 2002                                  0.68:1.00
               September 2002                             0.66:1.00
               December 2002                              0.70:1.00".

               Section 2.22. Amendment to Section 5.04(c) (Interest Coverage Ratio). Section 5.04(c) of the Credit Agreement is hereby amended by deleting said Section 5.04(c) in its entirety and inserting in lieu thereof the following:

        "      (c)     INTEREST COVERAGE RATIO. Maintain a ratio of (i) EBITDA
        to (ii) Interest Expense as at the last day of each fiscal quarter of the Borrower of not less than the ratios set forth below (calculated on the basis of cumulative aggregate amounts (x) for the period from April 1, 2001 to the last day of such fiscal quarter, in the case of any fiscal quarter ending on or before December 31, 2001, and (y) for the immediately preceding four full fiscal quarters, in the case of any fiscal quarter ending after December 2001):

               Period Ending In:                          Ratio:
               ----------------                           -----

               September 2001                             1.14:1.00
               December 2001                              1.10:1.00
               March 2002                                 1.07:1.00
               June 2002                                  1.09:1.00
               September 2002                             1.06:1.00
               December 2002                              1.13:1.00".

               Section 2.23. Amendment to Section 5.04(d) (Fixed Charge Coverage Ratio). Section 5.04(d) of the Credit Agreement is hereby amended by deleting said Section 5.04(d) in its entirety and inserting in lieu thereof the following:

        "      (d)     FIXED CHARGE COVERAGE RATIO. Maintain a ratio of (i)
        EBITDA to (ii) Fixed Charges, as at the last day of each fiscal quarter of the Borrower of not less than the ratios set forth below (calculated on the basis of cumulative aggregate amounts (x) for the period from April 1, 2001 to the last day of such fiscal quarter, in the case of any fiscal quarter ending on or before December 31, 2001, and (y) for the immediately preceding four full fiscal quarters, in the case of any fiscal quarter ending after December 2001):

               Period Ending In:                          Ratio:
               ----------------                           -----

               September 2001                             0.48:1.00
               December 2001                              0.47:1.00
               March 2002                                 0.49:1.00
               June 2002                                  0.56:1.00
               September 2002                             0.49:1.00
               December 2002                              0.48:1.00".

               Section 2.24. Amendment to Section 5.04(e) (Minimum Net Worth).
Section 5.04(e) of the Credit Agreement is hereby amended by deleting said
Section 5.04(e) in its entirety and inserting in lieu thereof the following:

        " (e) MINIMUM CONSOLIDATED EBITDA . Maintain cumulative EBITDA as at the last day of each month of not less than the amounts set forth below for each such period (calculated on the basis of cumulative aggregate amounts (x) for the period from April 1, 2001 to the last day of such month, in the case of any month through February 2002 and (y) for the immediately preceding twelve full months, in the case of any month occurring after February 2002):

               Period Ending In:             Minimum Consolidated EBITDA:
               ----------------              ---------------------------

               July 2001                     $9,400,000
               August 2001                   $12,200,000
               September 2001                $15,200,000
               October 2001                  $18,400,000
               November 2001                 $21,100,000
               December 2001                 $22,300,000
               January 2002                  $22,500,000
               February 2002                 $24,000,000
               March 2002                    $28,000,000
               April 2002                    $28,200,000
               May 2002                      $28,400,000
               June 2002                     $28,000,000
               July 2002                     $27,500,000
               August 2002                   $26,800,000
               September 2002                $26,100,000
               October 2002                  $25,700,000
               November 2002                 $26,000,000
               December 2002                 $26,700,000;

        provided, however, that for the purposes of this Section 5.04(e) only,
        (i) for all periods from the date that the Borrower shall consummate the DPG Sale and prior to December 31, 2001, EBITDA shall be deemed to include the projected positive EBITDA of Portal Publications, Ltd. and its Subsidiaries for such periods as heretofore provided to the Administrative Agent which amounts shall be prorated for partial months (provided, however, that EBITDA of Portal Publications, Ltd. and its Subsidiaries for any month shall in no event exceed the projected amount for such month as heretofore provided to the Administrative Agent) and
        (ii) for all monthly periods beginning January 1, 2002 and thereafter, EBITDA shall not include the EBITDA, if any, of Portal Publications, Ltd. and its Subsidiaries.".

               Section 2.25. Amendment to Section 6.01 (Events of Default). Sections 6.01(c) and (d) are hereby amended by inserting immediately after the word "agreement" in each of said subsections the following:

        "(but excluding any Monthly Covenant)"

               Section 2.26. Amendment to Section 8.01 (Amendments, Etc.).
Section 8.01(a)(ii) is hereby amended by inserting immediately before the semi-colon at the end thereof the following:

        "(except, in each case, as may be required in order to effectuate the Type A Capital Event or the Type B Capital Event)".

               Section 2.27. Amendment to Section 8.02 (Notices). Sections 8.02(i) and (ii) are hereby amended in their entirety by deleting said Sections 8.02(i) and (ii) and inserting in lieu thereof the following:

               "(i)    if to the Borrower:

                       Applied Graphics Technologies, Inc.
                       450 West 33rd Street
                       11th Floor
                       New York, New York 10001
                       Attention:  Chief Financial Officer
                       Telephone No.:  (212) 716-6730
                       Facsimile No.: (212) 716-6786

                       with a copy to:

                       Applied Graphics Technologies, Inc.
                       450 West 33rd Street
                       3rd Floor
                       New York, New York 10001
                       Attention:  Chief Legal Officer
                       Telephone No.:  (212) 210-6345
                       Facsimile No.:   (212) 210-2312

               (ii)    if to the Administrative Agent:

                       Fleet National Bank
                       777 Main Street
                       Hartford, CT 06115
                       Attention: Ralph C. Palma
                       Telephone No.: (860) 986-5642
                       Facsimile No.: (860) 986-2435

                       with a copy to:

                       Mayer Brown & Platt
                       1675 Broadway
                       New York, New York 10019
                       Attention:  Brian Trust, Esq.
                       Telephone No.: (212) 506-2570
                       Facsimile No.: (212) 262-1910"

               Section 2.28. Amendment to the Credit Agreement. The Credit Agreement is hereby amended by replacing Schedule I with the Schedule I attached hereto as Exhibit A.

                                  ARTICLE III
                                   AGREEMENTS

               Section 3.1. Agreements.

               (a) Excess Cash Flow. Notwithstanding anything to the contrary set forth in Section 2.06(b) or (c) of the Credit Agreement, (i) (A) the Borrower shall provide the Administrative Agent, within 45 days after June 30 of each year and within 90 days after December 31 of each year, a certificate of a Responsible Officer, certifying in reasonable detail as to Excess Cash Flow measured as of the end of such fiscal half year and (B) within one Business Day of the delivery of such certificate, prepay the Deferred Amounts and Advances in an amount equal to such Excess Cash Flow, and (ii) any prepayments of Excess Cash Flow pursuant to clause (i) above shall be applied, first, to the prepayment of the Deferred Amounts and second, to the prepayment of the Advances (in accordance with the provisions of Section 2.06(c)(ii) of the Credit Agreement).

               (b) Cash on Hand Limitation. The Borrower shall furnish to the Administrative Agent, no later than 12:00 p.m. (New York time) on each Tuesday, a certificate of a Responsible Officer of the Borrower certifying in reasonable detail as to Cash on Hand measured as of the preceding Friday. The Borrower shall, by the close of business each Wednesday, prepay the Advances in an amount equal to the amount of Cash on Hand in excess of $5,000,000 as of the preceding Friday. Notwithstanding anything to the contrary set forth in Section 2.06(b) or (c) of the Credit Agreement, prepayments pursuant to this Section 3.1(b) shall be applied, first, to prepay Amendment Period Revolving Credit Advances then outstanding until such Amendment Period Revolving Credit Advances are paid in full and, second, to prepay Existing Revolving Credit Advances then outstanding until such Existing Revolving Credit Advances are paid in full. Each of the Borrower and its Subsidiaries represents and covenants that it owns or will own no depository accounts other than the Included Accounts and the Excluded Accounts. Each of the Borrower and its Subsidiaries further represents and covenants that, as of the Effective Date, the balance in the Ispot Partnership Account is not greater than $500,000 and, as of such date, no advances shall be made to the Ispot Partnership, no repayments of indebtedness or intercompany payables shall be made to the Ispot Partnership and no purchases shall be made from the Ispot Partnership except normal trade transactions on an arms-length basis.

               (c) Capital Events. The Borrower shall use its best efforts to consummate the Type A Capital Event on or before October 31, 2001. The Borrower shall use its best efforts to consummate the Type B Capital Event on or before February 28, 2002. It is understood that the failure to consummate the Type A Capital Event or the Type B Capital Event by such dates shall not constitute a Default or Event of Default.

               (d)     Application of Proceeds of Certain Events.

                       (i) Notwithstanding anything to the contrary set forth in Sections 2.06(b) or (c) of the Credit Agreement, (A) the proceeds of the Type A Capital Event and the Type B Capital Event, in aggregate amount up to $50,000,000, shall be applied, first, to the prepayment of the Deferred Amounts (and to amounts to be deferred within 30 days of the consummation of a Capital Event) and, second, to the prepayment of the Advances in accordance with Section 2.06(c)(i) of the Credit Agreement, and (B) the proceeds of (1) the Type A Capital Event and the Type B Capital Event, in an aggregate amount in excess of $50,000,000 and (2) any issuance or sale of equity securities or junior debt securities or instruments or of any Asset Disposition (in each case, other than in connection with the Type A Capital Event or the Type B Capital Event), in each case, shall be applied, first, on a pro rata basis to the prepayment in full of the Term Loan Advances and the Existing Revolving Credit Advances then outstanding (which prepayments shall permanently reduce the Existing Revolving Credit Commitment) until such Advances are paid in full, second, to the prepayment of the Letter of Credit Advances then outstanding under the Existing Revolving Credit Commitments, until all such Letter of Credit Advances are paid in full, third, to the prepayment of the Amendment Period Revolving Credit Advances then outstanding (which prepayments shall permanently reduce the Amendment Period Revolving Credit Commitment) until all such Advances are paid in full, fourth, to the prepayment of the Letter of Credit Advances then outstanding under the Amendment Period Revolving Credit Commitments, until all such Letter of Credit Advances are paid in full, and fifth, by depositing such amount in the L/C Cash Collateral Account, to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding.

                       (ii) Notwithstanding anything to the contrary set forth in Section 20(b) of the Security Agreement, all cash proceeds received in respect of any realization upon the Collateral, after an Event of Default and upon an acceleration of the indebtedness as a result therefrom, shall be applied, first, to the payment in full of all Amendment Period Revolving Credit Advances then outstanding (which prepayments shall permanently reduce the Amendment Period Revolving Credit Commitment), second, to the prepayment of the Letter of Credit Advances then outstanding under the Amendment Period Revolving Credit Commitments, until all such Letter of Credit Advances are paid in full, third, on a pro rata basis to the prepayment in full of the Term Loan Advances and the Existing Revolving Credit Advances then outstanding (which prepayments shall permanently reduce the Existing Revolving Credit Commitment) until such Advances are paid in full, fourth, to the prepayment of the Letter of Credit Advances then outstanding under the Existing Period Revolving Credit Commitments, until all such Letter of Credit Advances are paid in full, and fifth, by depositing such amount in the L/C Cash Collateral Account, to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding.

               (e) Cash Management System; Certain Debits. The Borrower shall maintain its cash management system at the Administrative Agent or otherwise pursuant to depositary agreements in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall be entitled, upon one Business Day's notice, to debit any operating account of the Borrower to collect costs and expenses to which the Administrative Agent is entitled pursuant to Section 8.04 of the Credit Agreement or Sections 3.1(h) and 6.2 of this Amendment.

               (f)     Financial Advisor; Investment Bankers. The Borrower shall
        (i) at all times continue the retention of The Recovery Group, or another financial advisor reasonably acceptable to the Administrative Agent and the Required Lenders (the "Financial Advisor"), (ii) until the consummation of the Type A Capital Event, continue the retention of Veronis Suhler, or another investment banker reasonably acceptable to the Administrative Agent and the Required Lenders with respect to the scope of engagement set forth in that certain engagement letter between the Borrower and Veronis Suhler dated April 11, 2001 and (iii) retain on or before August 1, 2001 and thereafter continue the retention of an investment banker reasonably acceptable to the Administrative Agent and the Required Lenders (the investment bankers retained pursuant to clauses (ii) and (iii), the "Investment Bankers"). Upon request, the Administrative Agent, the Lenders and their advisors shall be provided reasonable access to the Financial Advisor and the Investment Bankers and shall receive copies of all information provided to or from any of them.

               (g) Mortgage Instruments; Foreign Collateral Documents; Intellectual Property Documents. (i) As soon as possible after the Effective Date, and in no event later than August 31, 2001, the Borrower and its Subsidiaries shall deliver to the Administrative Agent for the ratable benefit of the Lenders

        (A) one or more security agreements and guarantees duly executed by each Foreign Subsidiary identified in Schedule 3 hereto, together with all documents and instruments necessary to perfect the security interests granted in such security agreements and such legal opinions as the Administrative Agent may reasonably request (the "Foreign Collateral Documents") and (B) one or more security agreements duly executed by the Borrower and its Subsidiaries as may be necessary to grant the Administrative Agent for the ratable benefit of the Lenders security interests in the Intellectual Property, together with all documents and instruments necessary to perfect the security interests (the "IP Collateral Documents"); and (ii) as soon as possible after the Effective Date, and in no event later than September 28, 2001, the Borrower and its Subsidiaries shall deliver to the Administrative Agent for the ratable benefit of the Lenders fully executed and notarized mortgages, deeds of trust or deeds to secure debt, as applicable (the "Mortgage Instruments"), with respect to the Real Property. The Mortgage Instruments, the Foreign Collateral Documents and the IP Collateral Documents shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

               (h) Administrative Agent's Advisors. The Borrower shall cooperate in all respects with any financial advisor retained by the Administrative Agent and shall pay or reimburse the Administrative Agent for all reasonable fees and out-of-pocket expenses incurred in connection therewith.

               (i) Phase III Report. The Borrower shall deliver to the Administrative Agent and the Lenders, as soon as available, but in any event not later than August 31, 2001, a written report describing in detail the initiatives to be considered in "Phase III" as described in the Borrower's presentation to the Lenders dated May 22, 2001 (the "Phase III Report"). The Phase III Report shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders. Promptly following the delivery of the Phase III Report, the Borrower and the Financial Advisor shall, from time to time at the request of the Administrative Agent, consult with the Administrative Agent, the Lenders and their advisors with regard to all aspects of the implementation of the Phase III initiatives. The Borrower shall use best efforts to implement the Phase III initiatives as soon as practicable. The Borrower and the Financial Advisor shall participate on bi-weekly (or more frequently as the Administrative Agent shall request) conference calls with the Administrative Agent and its advisors regarding the analysis and implementation of the Phase III initiatives.

               (j) Business Plan. The Borrower shall deliver to the Administrative Agent and the Lenders on or before October 31, 2001 a detailed business plan which plan shall be prepared on a "bottom-up" basis for each of the operating divisions of the Borrower (and reflecting, in particular, the operations of each business unit of each such operating division) (the "Business Plan"). The Business Plan shall identify and reflect the timing of the implementation of the "Phase III" action items and shall include, on a monthly basis, for the fifteen month period beginning October 1, 2001, (i) profit and loss statements,
        (ii) balance sheets, (iii) consolidated forecasts detailing cash flow and collateral levels. The Business Plan shall identify, among other things, (x) all sources of revenue and expenses, including without limitation, intended executive compensation and (y) the nature of all proposed Capital Expenditures. The Business Plan shall be in form and substance satisfactory to the Administrative Agent.

               Section 3.2. Agreements Deemed Agreements under the Credit Agreement. For purposes of the Credit Agreement, the agreements of the Borrower contained in this Article III shall be deemed to be, and shall be, agreements under the Credit Agreement. Any breach on the part of the Borrower in respect of any agreement contained in Sections 3.1(a), (b), (g), (i) or (j) shall constitute an Event of Default.

                                   ARTICLE IV
                                 EFFECTIVE DATE

               Section 4.1. Effective Date. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

               (a) counterparts of this Amendment, duly executed and delivered by the Borrower, each of the Subsidiaries listed on the signature pages hereto, the Administrative Agent and the Lenders;

               (b) that portion of the Amendment Fee due on the Effective Date, along with the reasonable fees and disbursements of the Administrative Agent's professionals that have been invoiced as of July 27, 2001;

               (c) evidence that outstanding Revolving Credit Advances shall not be greater than $51,000,000;

               (d)     a copy of the 2001 Forecast;

               (e) such legal opinions (including opinions from counsel to the Borrower and its Subsidiaries and from such local counsel as may be required by the Administrative Agent), documents, and instruments as are customary for transactions of this type or as the Administrative Agent or any Lender may reasonably request;

               (f) a guaranty supplement duly executed by each Domestic Subsidiary identified in Schedule 3 hereto, in form and substance substantially similar to that set forth in Exhibit C to this Amendment;

               (g) a security agreement supplement duly executed by each Domestic Subsidiary identified in Schedule 3 hereto, in form and substance substantially similar to that set forth in Exhibit D to this Amendment, together with all documents and instruments necessary to perfect the security interests granted in such security agreements; and

               (h) as may be requested by the Administrative Agent, certified copies of the charter and by-laws (or equivalent documents), of each Subsidiary identified in Schedule 3 hereto and of all corporate authority for each such Subsidiary (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of each Loan Document to which such Subsidiary is intended to be a party and each other document to be delivered by such Subsidiary from to time in connection herewith and with the extensions of credit under the Credit Agreement (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Subsidiary to the contrary).

                                   ARTICLE V
                                 INTERPRETATION

               Section 5.1. Continuing Effect of the Credit Agreement. The Borrower, the Administrative Agent and each Lender hereby acknowledges and agrees that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby. Any terms or conditions contained in this Amendment shall control over any inconsistent terms or conditions in the Credit Agreement or the other Loan Documents.

               Section 5.2. No Waiver. Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of any Default or Event of Default or of any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement, any other related document or applicable law on account of such Default or Event of Default.

                                   ARTICLE VI
                                  MISCELLANEOUS

               Section 6.1. Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing, and (b) all representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

               Section 6.2. Fees and Expenses.

               (a) The Borrower agrees to pay to the Administrative Agent on demand all reasonable expenses including reasonable attorney's fees and expenses of the Administrative Agent, incurred by the Administrative Agent, in connection with the preparation, negotiation and execution of this Fifth Amendment.

               (b) The Borrower shall pay to the Administrative Agent, for the account of each Lender on a pro rata basis, an amendment fee (the "Amendment Fee") payable as follows: (i) $2,000,000 in cash on the Effective Date, (ii) $500,000 in cash on November 1, 2001 only in the event the Borrower shall have failed to achieve the Documentation Benchmark with respect to the Type A Capital Event on or before October 31, 2001, (iii) $1,000,000 in cash on January 15, 2003 in the event that (A) the Borrower shall have failed to consummate the Type A Capital Event on or before December 31, 2001 and (B) the Borrower shall not have paid in full, in cash, all Obligations owing to the Administrative Agent and the Lenders under the Credit Agreement on or before January 15, 2003, (iv) $500,000 in cash on March 1, 2002 in the event the Borrower shall have failed to achieve the Documentation Benchmark with respect to the Type B Capital Event on or before February 28, 2002 and (v) in addition to any fee owing pursuant to clause (iii) above, $1,000,000 in cash on January 15, 2003 in the event that (A) the Borrower shall have failed to consummate the Type B Capital Event on or before April 30, 2002 and (B) the Borrower shall not have paid, in full, in cash, all Obligations owing to the Administrative Agent and the Lenders under the Credit Agreement on or before January 15, 2003. The Amendment Fee shall be deemed earned in full on the Effective Date.

               Section 6.3. Warrants. In the event the Borrower shall have failed to achieve the Documentation Benchmark with respect to the Type A Capital Event on or before December 31, 2001, the Borrower shall issue to the Lenders, on January 1, 2002, detachable and freely transferable five year Warrants for the purchase of common stock of the Borrower representing in the aggregate 5% of the fully diluted common stock upon the Effective Date; provided, however, that in the event the Borrower shall have consummated the Type A Capital Event on or before February 28, 2002, such Warrants shall be cancelled. In addition to any Warrants issued pursuant to the preceding sentence, in the event the Borrower shall have failed to achieve the Documentation Benchmark with respect to the Type B Capital Event on or before April 30, 2002, the Borrower shall issue to the Lenders, on May 1, 2002, Warrants representing in the aggregate 5% of the fully diluted common stock upon the Effective Date; provided, however, that in the event the Borrower shall have consummated the Type B Capital Event on or before June 30, 2002, such Warrants shall be cancelled. All such Warrants would be exercisable on the earlier of (i) the fifth anniversary of the issuance thereof or (ii) upon the occurrence of an Event of Default at a nominal strike price.

               Section 6.4. Confirmation of Indebtedness. The Borrower and the Subsidiary Guarantors hereby confirm and acknowledge that, as of the Effective Date, (i) the Borrower is truly and justly indebted to the Lenders, without defense, counterclaim or offset of any kind, (ii) the Borrower is liable to the Lenders in respect of Advances made under the Credit Agreement, as of July 24, 2001, in the aggregate principal amount of $250,635,275.34 (exclusive of Letters of Credit) and (iii) each Subsidiary Guarantor is contingently liable to the Lenders in respect of such amount.

               Section 6.5. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Section 6.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

               Section 6.7. Reservation of Rights. Notwithstanding anything contained in this Amendment, the Borrower acknowledges that the Administrative Agent and the Lenders do not waive, and expressly reserve, the right to exercise, at any time, any and all of their rights and remedies under the Credit Agreement, any other related document and applicable law on account of any Default or Event of Default.

               Section 6.8. Waiver. The Loan Parties hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them has, may have, or might assert at the time of execution of this Amendment or in the future against the Administrative Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (collectively, the "Lender Group"), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Loan Document and/or the administration thereof or the obligations created thereby, (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the obligations created thereby, or (iii) any matter related to the foregoing.

               Section 6.9. Consents. Each of the Administrative Agent and each Lender hereby consents to (a) the DPG Sale for aggregate net cash consideration in an amount not less than fair market value, and (b) the release by the Administrative Agent of (i) all security interests held by it for the benefit of the Lenders in the assets and/or stock that are the subject of the DPG Sale and
(ii) Portal Publications, Ltd. and its Subsidiaries from their obligations under the Subsidiary Guaranty.

               Section 6.10. Fuji Letter. The Borrower and each Lender hereby agree that, as of the Effective Date, that certain letter agreement, dated December 8, 2000, from Fleet National Bank, as Administrative Agent and Lender, to Applied Graphics Technologies, Inc., shall be of no further force or effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.




                               APPLIED GRAPHICS TECHNOLOGIES, INC.



                               By:
                                    -----------------------------------
                                    Title:


                               MIRAMAR EQUIPMENT, INC.
                               DEVON GROUP, INC.
                               BLACK DOT GRAPHICS, INC.
                               ORENT GRAPHICARTS, INC.
                               TYPO-GRAPHICS, INC.
                               AMBROSI & ASSOCIATES, INC.
                               WEST COAST CREATIVE, INC.
                               ABD GROUP, INC.
                               MERIDIAN RETAIL, INC.
                               TAPROOT INTERACTIVE, INC.
                               PROOF POSITIVE/FARROWLYNE
                                  ASSOCIATES, INC.
                               ONE 2 ONE, INC.
                               PORTAL PUBLICATIONS, LTD.
                               THE WINN ART GROUP, LTD.
                               COLOR CONTROL, INC.
                               AGILE ENTERPRISE, INC.
                               AGT SYSTEM SERVICES, INC.
                               RETAIL PROFIT SOLUTIONS, INC.



                               By:
                                    -----------------------------------
                                    Title:

                           FLEET NATIONAL BANK, as Administrative Agent



                           By:
                                -----------------------------------
                                Title:



                           FLEET NATIONAL BANK, as a Lender, Issuing Bank
                              and Swing Line Bank



                           By:
                                -----------------------------------
                                Title:



                           BANK OF AMERICA, N.A., as a Lender



                           By:
                                -----------------------------------
                                Title:



                           FIRST UNION NATIONAL BANK, N.A., as a Lender



                           By:
                                -----------------------------------
                                Title:



                           THE CHASE MANHATTAN BANK, as a Lender



                           By:
                                -----------------------------------
                                Title:

                               THE BANK OF NEW YORK, as a Lender



                               By:
                                    -----------------------------------
                                    Title:



                               SOVEREIGN BANK, as a Lender



                               By:
                                    -----------------------------------
                                    Title:



                               MELLON BANK, N.A., as a Lender



                               By:
                                    -----------------------------------
                                    Title:



                               SUNTRUST BANK, N.A., as a Lender



                               By:
                                    -----------------------------------
                                    Title:



                               CITIZENS BANK OF MASSACHUSETTS, as a Lender



                               By:
                                    -----------------------------------
                                    Title:



                               THE BANK OF NOVA SCOTIA, as a Lender



                               By:
                                    -----------------------------------
                                    Title:

                               BHF (USA) CAPITAL CORPORATION, as a Lender



                               By:
                                    -----------------------------------
                                    Title:



                               By:
                                    -----------------------------------
                                    Title:

                                                                      Schedule 1


                                  REAL PROPERTY



1. Property located at 225 West Superior Street, Chicago, Illinois 60610 owned by WUSA RE, Inc.

2. Property located at 114 S. Racine Street, Chicago, Illinois 60607 owned by Ambrosi & Associates, Inc.

3. Property located at 113 N. May Street, Chicago, Illinois 60607 owned by Ambrosi & Associates, Inc.

4. Property located at 6120 Factory Road, Crystal Lake, Illinois 60039 owned by Black Dot Graphics, Inc.

5. Property located at 6210 Factory Road, Crystal Lake, Illinois 60039 owned by Black Dot Graphics, Inc.

6. Property located at 6209 Official Road, Crystal Lake, Illinois 60039 owned by Black Dot Graphics, Inc.

7. Property located at 6115 Official Road, Crystal Lake, Illinois 60039 owned by Black Dot Graphics, Inc.

8. Property located at 1001 W. North Street, Pontiac, Illinois 61764 owned by AGT.

9. Property located at 2000 Judson, Lincoln, Nebraska 68521 owned by Orent Graphic Arts, Inc.

10. Property located at 4805 G Street, Omaha, Nebraska 68117 owned by Orent Graphic Arts, Inc.

11. Property located at 2602 East Livingston Street, Orlando, Florida 32803 owned by Typo-Graphics, Inc.

12. Property located at 3820 150 Avenue NE, Redmond, Washington 98052 owned by Color Control, Inc.

13. Property located at 3116 West Avenue 32, Los Angeles, California 90065 owned by AGT.

14. Property located at 201 Alameda del Prado, Novato, California owned by Portal Publications, Inc.

                                                                      Schedule 2


                              INTELLECTUAL PROPERTY



Patents and Patent Applications

1. Appartatus and Method for Processing Images Using a Reciprocating Easel, US Patent Serial Number 08/708,751.

2. Appartatus and Method for Processing Images Using a Reciprocating Easel, Patent Cooperation Treaty Application No. PCT/US97114999.

Trademarks and Trademark Applications

1.      AGT

2.      Applied Graphics Technologies

3.      APT

4.      APT (stylized)

5.      Applied Printing Technologies

6.      ArtOnCall

7.      ArtOnCall and design

8.      Digital Link

9.      Digital Originals

10.     Gore Graphics

11.     Gore Graphics and design

12.     Spotlink

13.     Black Dot (stylized)

14.     Black Dot Group

15.     Customizing Your Cultural Experience

16.     Digizine and design

17.     Digizine (stylized)

18.     Seven and Penguin design (pending)(1)

19.     Seven and Lightbulb design

20.     Seven and Zebra design

21.     Seven and Strawberry design

22.     Seven

23.     Seven and Fish design

24.     Seven and Knife design

25.     Seven and Marble design

26.     Wace USA

27.     The Image Network

28.     G.S. Imaging Services

29.     GS (stylized)

30.     Hexagon design

31.     Jahn & Ollier

32.     Pleasing Colour

33.     Techtron and design

34.     Techtron Imaging Network

35.     Digizine (Australia)

36.     Digital Link (Canada)

37.     Digizine (Canada)

38.     ArtOnCall and design (EC)

39.     Digizine (EC)

40.     Digital Link (Germany)

41.     Digital Link (Israel)


-----------------------
(1) Penguin Books has filed a challenge with the PTO with respect to the use of this mark.

42.     Digizine (Japan)

43.     Digital Link (Mexico)

44.     Digitizine (Mexico)

45.     Digizine (New Zealand)

46.     Digital Link (Norway)

47.     Digizine (Singapore)

48.     Digital Link (Sweden)

49. 8 marks of Seven (listed as items 18-25 of this schedule) filed with the EC trademark office (pending)(2)




-----------------------
(2)     ProsibenSAT Gmbh is challenging these marks.

                                                                      Schedule 3


                              JOINING SUBSIDIARIES


1.      Seven Worldwide, Inc.

2.      WUSA Re, Inc.

3.      R.E. Graphics, Inc.

4.      Applied Graphics Technologies (UK) Limited

5.      Devon Publishing Limited

6.      Portal Aird Publications Pty., Ltd.

7.      Seven Australia Pty. Limited

8.      Canadian Art Prints, Inc.

9.      Seven Sydney Pty., Ltd.

                                EXHIBIT A TO THE
                                 FIFTH AMENDMENT

                                   Schedule I

                                   COMMITMENTS

                                                                                             Existing    Additional      Total
                             Tranche A    Tranche B    Tranche C                Letter of    Revolving    Revolving    Revolving
                             Term Loan    Term Loan    Term Loan   Swing Line    Credit       Credit       Credit        Credit
          Lender             Commitment   Commitment   Commitment  Commitment  Commitment   Commitments  Commitments  Commitments
          ------             ----------   ----------   ----------  ----------  ----------   -----------  -----------  -----------

Fleet National Bank         $10,256,183  $56,864,066  $40,983,619  $5,000,000  $10,000,000  $10,189,800  $6,010,200   $16,200,000

Bank of America             $10,939,928                                                     $6,793,200   $4,006,800   $10,800,000

First Union Nat'l Bank       $9,116,607                                                     $5,661,000   $3,339,000    $9,000,000

The Chase Manhattan Bank     $9,116,607                                                     $5,611,000   $3,339,000    $9,000,000

The Bank of New York         $9,116,607                                                     $5,611,000   $3,339,000    $9,000,000

Sovereign Bank               $7,293,286                                                     $4,528,800   $2,671,200    $7,200,000

Mellon Bank                  $5,469,964                                                     $3,396,600   $2,003,400    $5,400,000

Suntrust Bank                $5,469,964                                                     $3,396,600   $2,003,400    $5,400,000

Citizens Bank                $5,469,964                                                     $3,396,600   $2,003,400    $5,400,000

The Bank of Nova Scotia     $3,3646,643                                                     $2,264,400   $1,335,600    $3,600,000

BHF (USA) Capital            $6,153,710   $4,610,600

                                                                       EXHIBIT E



                                EXHIBIT B TO THE
                                 FIFTH AMENDMENT


                       FORM OF BORROWING BASE CERTIFICATE

                                                                           ,
                                                                   --------  ---



Fleet National Bank,
as Administrative Agent
777 Main Street
Hartford, CT  06115

Attention:     Ralph C. Palma

        This Certificate is delivered pursuant to the provisions of the Amended and Restated Credit Agreement, dated as of March 10, 1999 (as amended, supplemented or otherwise modified, the "Credit Agreement") among Applied Graphics Technologies, Inc. (the "Borrower"), the several banks and other financial institutions from time to time party to the Credit Agreement (the "Lenders") and Fleet National Bank (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        The undersigned hereby certifies that [s]he is an officer of the Borrower and that, as such, is authorized to execute this Certificate on behalf of the Borrower and further certifies that:

               (a) for purposes of this Certificate, the date of determination of the Borrowing Base is ______, _____ and

               (b) the amounts set forth below are a true and correct statement of the calculation of the Borrowing Base in accordance with the provisions of the Credit Agreement.

        Gross Receivables
                                                                      ----------

        Accounts excluded from Eligible Receivables:

               1.      accounts owing from account debtors
        located outside of the United States                          ----------

               2.      accounts that are not assignable or for
        which a first priority security interest in such account      ----------
        in favor of the Administrative Agent for the benefit of the Lenders has not been obtained and fully perfected

               3.      accounts subject to any Lien, other than
        (i) Liens in favor of the Administrative Agent for            ----------
        benefit of the Lenders and (ii) such other Liens described in clause (i) of the definition of Permitted Liens

               4.      accounts that do not constitute a legal,
        valid and binding irrevocable payment obligation of the       ----------
        account debtor to pay the balance thereof in accordance with its terms or is subject to any asserted or contractual defense, setoff, recoupment or counterclaim

               5.      accounts of the Borrower's Publishing
        Division (e.g., Portal Publications Ltd. and its              ----------
        Subsidiaries)

               6.      accounts of the Borrower's Broadcast
        Division                                                      ----------

               7.      accounts for which the account debtor has
        not been sent an invoice                                      ----------

               8.      accounts more than 90 days from invoice
        date                                                          ----------

               9.      accounts from any account debtor which
        has filed a petition for relief under the United States       ----------
        Bankruptcy Code (or similar action under any successor law or under any comparable law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, or, to the knowledge of the Borrower or any of its Subsidiaries, is otherwise winding up its affairs or has become insolvent; provided, however, that Eligible
        Accounts shall include accounts from any account debtor that either (A) relate to periods following the filing of a petition for relief under the United States Bankruptcy
        Code with respect to such account debtor (except accounts from any account debtor whose case is converted post-petition to a case under Chapter 7 of the United
        States Bankruptcy Code pursuant to Section 706 thereof) or (B) the payment of which has been approved by final order of a United States Bankruptcy Court


               10.     accounts that have been placed with an
        attorney or other third party for collection                  ----------

               11.     accounts from affiliates or Subsidiaries
        of the Borrower or any of its Subsidiaries (except, for       ----------
        purposes of this item 11 only, accounts from U.S. News &
        World Report, L.P., Daily News, L.P. and Applied Printing
        Technologies, L.P.; provided, however, accounts from such affiliates shall be reduced to the extent that the Borrower or any of its Domestic Subsidiaries are liable for goods sold or services rendered by such affiliates)

               12.     accounts from employees or directors of
        the Borrower or any of its Subsidiaries                       ----------

               13.     accounts from any account debtor from
        whom 30% or more of the account balance is past 90 days       ----------
        from invoice date before giving effect to credit-related charge-offs (i.e., excluding normal documented credit memos or discounts issued in the ordinary course of business) made during the period 60 days ending on the date of determination

               14.     accounts with respect to which the
        Borrower or any of its Subsidiaries have not complied         ----------
        with all material requirements of law applicable to such account or affecting the collectability of such account

        Eligible Receivables:
                                                                      ----------

        Offset Amount for such date: the greater of (i) $250,000
        and (ii) an amount equal to (A) 1.5 multiplied by (B) an      ----------
        amount equal to the lesser of, with respect to each account debtor (x) the aggregate amount of Receivables payable to the Borrower or any of its Domestic
        Subsidiaries from account debtors (other than U.S. News &
        World Report, L.P., Daily News, L.P. and Applied Printing
        Technologies, L.P.) to which the Borrower or any of its Domestic Subsidiaries are liable for goods sold or services rendered by such account debtors and (y) the aggregate amount for which the Borrower or any of its Domestic Subsidiaries are liable to such account debtors.

        Less any reasonable reserves established by the
        Administrative Agent from time to time:                       ----------

        Borrowing Base for such date: 80% of Eligible
        Receivables, less 80% of the Offset Amount for such date,     ----------
        less any reasonable reserves established by the Administrative Agent from time to time:

        Aggregate Outstanding Amount of Amendment Period
        Revolving Credit Advances:                                    ----------

        Excess (Deficit):
                                                                      ----------

        IN WITNESS WHEREOF, I have hereto executed this certificate on behalf of the Borrower:


                                      -------------------------------------
                                      Name:
                                      Title:

                                EXHIBIT C TO THE
                                 FIFTH AMENDMENT



                           FORM OF GUARANTY SUPPLEMENT


                                                                          ,
                                                            --------------  ----



Fleet National Bank, as Administrative Agent
777 Main Street
Hartford, CT 06115
Attention: Ralph C. Palma

        Amended and Restated Credit Agreement, dated as of March 10, 1999, among Applied Graphics Technologies, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto, and Fleet National Bank (formerly known as BankBoston, N.A.)., as Initial Issuing Bank, as Swing Line Bank and as Administrative Agent (as amended, the "Credit Agreement")

Ladies and Gentlemen:

        Reference is made to the above-defined Credit Agreement and to the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, modified, restated or supplemented from time to time, the "Guaranty"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Guaranty.

        The undersigned hereby jointly and severally, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Guaranteed Obligations and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party on the terms set forth in the Guaranty as if it were an original party thereto. On and after the date hereof, each reference in the Guaranty to "Guarantor" shall also mean and be a reference to the undersigned.

        The undersigned hereby agrees to be bound as a Guarantor by all of the terms and provisions of the Guaranty to the same extent as each other Guarantor.

        THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES).

        THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, IN EQUITY OR AT LAW) ARISING OUT OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY

        SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


                                     Very truly yours,

                                     [ADDITIONAL GRANTOR]



                                     By:
                                         -----------------------------------

                                     Title:
                                            --------------------------------

                                     Address:
                                              ------------------------------


                                              ------------------------------

                                EXHIBIT D TO THE
                                 FIFTH AMENDMENT



                      FORM OF SECURITY AGREEMENT SUPPLEMENT


                                                                          ,
                                                            --------------  ----



Fleet National Bank, as Administrative Agent
777 Main Street
Hartford, CT 06115
Attention: Ralph C. Palma

        Security Agreement, dated as of June 3, 1999, made by Applied Graphics Technologies, Inc. and the other Grantors party thereto, to Fleet National Bank (formerly known as BankBoston, N.A.), as Administrative Agent for the Secured Parties

Ladies and Gentlemen:

        Reference is made to the above-captioned Security Agreement (such Security Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time, the "Security Agreement"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Security Agreement.

        The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

        The undersigned hereby assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Lenders, the Swing Line Bank and the Issuing Bank, and hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, as security for the Secured Obligations, a lien on, and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the Collateral owned by the undersigned, including, but not limited to, the property listed on the attached supplements to Schedules I through III to the Security Agreement. The undersigned hereby certifies that such supplements have been prepared by the undersigned in substantially the form of such Schedules and are true, accurate and complete as of the date hereof.

        The undersigned hereby makes each representation and warranty set forth in Section 8 of the Security Agreement (as modified by the attached supplements to the Schedules to the Security Agreement) to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each other Grantor.

        THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS).

        THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THE LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.



                                     Very truly yours,

                                     [ADDITIONAL GRANTOR]



                                     By:
                                         -----------------------------------

                                     Title:
                                            --------------------------------

                                     Address:
                                              ------------------------------


                                              ------------------------------

                                                                       EXHIBIT E


                                EXHIBIT E TO THE
                                 FIFTH AMENDMENT



                                 FORM OF WARRANT


THIS WARRANT AND THE SHARES OF COMPANY COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND IF AN EXEMPTION SHALL BE APPLICABLE, THE WARRANT HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT NECESSARY.



Date of Issuance: [January 1] [May 1], 2002              Number of Shares: _____
                                                         (subject to adjustment)


                         WARRANT CERTIFICATE TO PURCHASE
                                 COMMON STOCK OF

                       APPLIED GRAPHICS TECHNOLOGIES, INC.


        This Warrant Certificate (the "Warrant Certificate") is to certify that [NAME OF LENDER] or its registered assigns (the "Warrantholder") is entitled, at any time during the period beginning on the Exercise Date (as defined in Section 1.2) and ending on the date that is 180 days after the Exercise Date (the "Expiration Date"), to purchase, at the Exercise Price (as hereinafter defined), shares (as may be modified pursuant to Section 5, the "Initial Exercise Amount") of common stock ("Company Common Stock") of Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"). Unless earlier exercised in full and subject to the conditions set forth herein, this Warrant Certificate shall expire on the Expiration Date. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement dated as of March 10, 1999 among the Company, the lenders party thereto, and Fleet National Bank, as Administrative Agent (as amended, the "Credit Agreement").

        1.     Exercise of Warrant.


               1.1 This Warrant Certificate is exercisable by the Warrantholder at the Exercise Price per share of Company Common Stock issuable hereunder, payable in cash, by certified or official bank check. Upon surrender of this Warrant Certificate with the attached Subscription Form duly completed and executed, together with any required payment of the Exercise Price for the shares of Company Common Stock being purchased, at the Company's principal executive offices presently located at 450 West 33rd Street, New York, New York 10001, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of Company Common Stock so purchased.

               1.2 The purchase rights represented by this Warrant Certificate are exercisable at the option of the Warrantholder, in whole or in part (but not as to fractional shares of Company Common Stock), during the period beginning on the earlier of (i) January 15, 2003 or (ii) the occurrence of an Event of Default (but in no event earlier than [March 1, 2002] [July 1, 2002]) (the "Exercise Date") and ending on the Expiration Date.

               1.3 In the case of the purchase of less than all the shares of Company Common Stock purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate as soon as practicable to the Warrantholder of like tenor for the balance of the shares of Company Common Stock purchasable hereunder.

               1.4 In the event that the Company shall have consummated the [Type A Capital Event] [Type B Capital Event] on or before [February 28, 2002] [June 30, 2002], this Warrant Certificate, and the rights hereunder, shall terminate and be of no further force and effect as of the date of such consummation.

        2.     Issuance of Stock Certificates.

               2.1     The issuance of certificates for shares of Company
Common Stock upon the exercise of this Warrant Certificate shall be made as soon as practicable thereafter or in any event within twenty (20) days of such exercise without charge to the Warrantholder, including, without limitation, any tax that may be payable in respect thereof, and such certificates shall (subject to the provisions of this Section 2) be issued in the name of, or in such names as may be directed by, the Warrantholder; provided, however, that the Company shall not be required to pay any income tax to which the Warrantholder may be subject in connection with the issuance of this Warrant Certificate or of shares of Company Common Stock upon the exercise of this Warrant Certificate; provided, further, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Warrantholder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               2.2 All shares of Company Common Stock issued upon the exercise of this Warrant Certificate shall be validly issued, fully paid and nonassessable.

               2.3 Each person in whose name any such certificate for shares of Company Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

        3.     Restrictions on Transfer.

               3.1 Investment Representation and Transfer Restriction Legend. The Warrantholder, by acceptance of this Warrant Certificate, represents and warrants to the Company that it is acquiring this Warrant Certificate and the shares of Company Common Stock issued or issuable upon exercise hereof (the "Warrant Shares") for investment purposes only and not with a view towards the resale or other distribution thereof. Each certificate representing Warrant Shares, unless at the same time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND IF AN EXEMPTION SHALL BE APPLICABLE, THE WARRANT HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT NECESSARY.

        Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a distribution under a registration statement covering the securities represented thereby) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Warrantholder without violation of the registration requirements of the Securities Act.

        4.     Exercise Price and Exercise Amount.

               4.1 Exercise Price. The exercise price of this Warrant Certificate shall be $0.01 per share of Company Common Stock (the "Exercise Price").

               4.2 Exercise Amount. The term "Exercise Amount" shall mean the Initial Exercise Amount or the adjusted Exercise Amount determined pursuant to Section 5 depending upon the context.

        5.     Adjustment of Exercise Amount and Number of Shares.


               5.1 The Exercise Amount specified in Section 4.2 shall be subject to adjustment from time to time as follows:

               (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date this Warrant Certificate was granted (the "Original Issue Date") effect a subdivision of the outstanding Company Common Stock, the Exercise Amount then in effect immediately before the subdivision shall be proportionately increased and the Exercise Price then in effect immediately before the subdivision shall be proportionately reduced. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Company Common Stock, the Exercise Amount then in effect immediately before the combination shall be proportionately decreased and the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Company Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Company Common Stock, then in each such event the Exercise Amount then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to an amount equal to the amount determined by multiplying the Exercise Amount then in effect by a fraction:

                       (i) the numerator of which shall be the total number of shares of Company Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Company Common Stock issuable in payment of such dividend or distribution; and

                       (ii) the denominator of which shall be the total number of shares of Company Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

        provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Amount shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Amount shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

               (c) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Company Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company or any Subsidiary or Affiliate thereof other than shares of Company Common Stock, then and in each such event provision shall be made so that the Warrantholder shall receive upon exercise thereof, in addition to the number of shares of Company Common Stock receivable thereupon, the amount and type of securities that it would have received had its Warrant Certificate been exercised for shares of Company Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the actual exercise date, retained such securities receivable by it as aforesaid during such period giving application to all adjustments called for during such period. In the event of the spinoff or other creation of a subsidiary or affiliate of the Company whose assets consist in whole or in part of a significant component of the Company's business (a "Spinoff Transaction"), the Warrantholder shall be entitled to receive, without any requirement that this Warrant be exercised, Warrants (the "New Warrants") with terms substantially equivalent to the terms of this Warrant Certificate, to purchase the amount and type of securities (the "Spinoff Securities") that it would have received in such Spinoff Transaction had this Warrant been exercised immediately prior to such Spinoff Transaction. The exercise price of the New Warrants (the "New Warrant Exercise Price") shall be equal to the Exercise Price in effect immediately prior to the Spinoff Transaction multiplied by the product of (A) the relative value per share of the business or assets subject to the Spinoff Transaction as compared to the total value per share of the Company at the time of the Spinoff Transaction (as determined in good faith by the Board) times
        (B) one (1) minus the percentage of such business or assets retained by the Company, if any. The Exercise Price shall thereafter be reduced by the amount of the New Warrant Exercise Price such that the sum of the New Warrant Exercise Price plus the Exercise Price shall not exceed the Exercise Price as in effect immediately prior to the Spinoff Transaction. In the event a Spinoff Transaction involves a third party whose contribution to the entity or business subject to the Spinoff Transaction is other than cash or other consideration to the Company, the Board, in good faith, shall determine the appropriate adjustment in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the Warrantholder.

               (d) Adjustment for Reclassification, Exchange, or Substitution. If the Company Common Stock issuable upon exercise of this Warrant Certificate shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Warrantholder shall have the right thereafter to exercise this Warrant Certificate for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Company Common Stock into which this Warrant Certificate was exercisable immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

               (e) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another Person or the sale of all or substantially all of the assets of the Company to another Person, this Warrant Certificate shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Company Common Stock of the Company deliverable upon exercise of this Warrant Certificate would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this
        Section 5 (including provisions with respect to changes in and other adjustments of the Exercise Amount) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant Certificate.

               (f) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Warrantholder against impairment.

               (g) Certificate as to Amendments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this
        Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Amount then in effect, and (iii) the number of shares of Company Common Stock and the amount, if any, of other property which then would be received upon exercise of this Warrant Certificate.

               (h)     Notice of Record Date. In the event:

                       (i) that the Company declares a dividend (or any other distribution) on its Company Common Stock payable in Company Common Stock or other securities of the Company;

                       (ii) that the Company subdivides or combines its outstanding shares of Company Common Stock;

                       (iii) of any reclassification of the Company Common Stock (other than a subdivision or combination of its outstanding shares of Company Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

                       (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

        then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Company Common Stock, and shall cause to be mailed to the Warrantholders at their last addresses as shown on the records of the Company or such transfer agent, at least 15 days prior to the record date specified in (A) below or 30 days before the date specified in (B) below, a notice stating

                       (A) the date as of which the holders of Company Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                       (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Company Common Stock of record shall be entitled to exchange their shares of Company Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

        6.     Exchange and Replacement of Warrant Certificate.

               6.1 On surrender for exchange of this Warrant Certificate, or any Warrant Certificate or Warrant Certificates issued upon subdivision, exercise, or transfer in whole or in part of this Warrant Certificate, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Company Common Stock called for on the face or faces of the Warrant Certificate or Warrant Certificates so surrendered.

               6.2 In the event this or any subsequently issued Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, upon receipt of a proper affidavit (and surrender of any mutilated Warrant Certificate) and an indemnity agreement or security reasonably satisfactory in form and amount to the Company, in each instance protecting the Company, issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

        7.     Elimination of Fractional Interests.

               7.1 The Company shall not issue any fraction of a share in connection with the exercise of this Warrant Certificate, but in any case where the Warrantholder would, except for the provisions of this Section 7, be entitled under the terms of this Warrant Certificate to receive a fraction of a share upon the exercise of this Warrant Certificate, the Company shall, upon the exercise of the Warrant Certificate for the largest number of full shares then called for thereby and receipt of the Exercise Price thereof, pay a sum in cash equal to the Fair Market Value of such fraction of a share on the day preceding such exercise. The Warrantholder expressly waives its rights to receive any fraction of a share or a Warrant Certificate representing a fractional share upon exercise thereof.

               7.2 If the taking of any action would cause an adjustment in the Exercise Price so that the exercise of this Warrant Certificate while such Exercise Price is in effect would cause shares to be issued at a price below their then par value, the Company will take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and nonassessable shares of Company Common Stock upon the exercise of this Warrant Certificate.

        8.     Reservation of Shares.


        The Company will cause to be reserved and kept available out of its authorized and unissued shares of Company Common Stock the number of whole shares of Company Common Stock sufficient to permit the exercise in full of this Warrant Certificate.

        9.     Rights of Warrantholder.

        The Company may deem and treat the person in whose name this Warrant Certificate is registered with it as the absolute owner for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary. The terms "Warrantholder" and "holder of the Warrant Certificate" and all other similar terms used herein shall mean only such person(s) in whose name(s) this Warrant Certificate if properly registered on the Company's books. However, notwithstanding the foregoing, no person, entity or group may become a Warrantholder other than the Warrantholder unless and until (a) the provisions of Section 3.1 hereof have been complied with, (b) the Company has received an assignment transferring all right, title and interest in and to this Warrant Certificate, and (c) such person, entity or group represents and warrants in writing that it will be the sole legal and beneficial owner thereof.

        10.    Notices.

        Any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company or to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent in writing by first-class mail, postage prepaid, addressed as follows:

               (a) If to the Warrantholder, to the address for such holder as shown on the books of the Company; or

               (b)     If to the Company, at the address set forth in Section
        8.02 of the Credit Agreement or at such other address as the registered holder or the Company may hereafter have advised the other.

        11.    Successors.

               All the covenants, agreements, representations and warranties contained in this Warrant Certificate shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

        12.    Headings.

               The Section headings in this Warrant Certificate have been inserted for purposes of convenience only and shall have no substantive effect.

        13.    Law Governing.

               This Warrant Certificate is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the choice of law principle of such state), regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.

        14.    Remedies.

               The Company stipulates that the remedies at law of the holder of this Warrant Certificate in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Certificate are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

               IN WITNESS WHEREOF, the Company has executed this Warrant Certificate by its duly authorized officer as of the day and year first above written.


                                            APPLIED GRAPHICS TECHNOLOGIES, INC.






                                            By:
                                               -------------------------
                                               Name:
                                               Title:

                                SUBSCRIPTION FORM

                      (To Be Executed By The Warrantholder
                  In Order to Exercise The Warrant Certificate)


        The undersigned, pursuant to the provisions set forth in the enclosed Warrant Certificate, hereby irrevocably elects to exercise the right to purchase ________ shares of Company Common Stock of APPLIED GRAPHICS TECHNOLOGIES, INC. covered by such Warrant Certificate, and herewith tenders _________ having a fair market value of $________ in full payment of the Exercise Price for such shares (which may include foregoing receipt of ___ shares of Company Common Stock as per Section 1.1 of the Warrant Certificate).




                                            By:
                                                -------------------------------
                                                          Signature


                                                       ------------------------
                                                                 Name


                                                       ------------------------
                                                                Address


                                                       ------------------------